Exhibit 11 (i)

                        Consent of Independent Auditors


The Board of Trustees
Mentor Funds:

We consent to the use of our reports dated November 20, 1998, included herein and to the references to our firm under the headings "FINANCIAL HIGHLIGHTS" in the prospectuses and "INDEPENDENT ACCOUNTANTS" in the statements of additional information.



                                   KPMG Peat Marwick LLP

Boston, Massachusetts
November 30, 1998